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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made as of this          day of         , 2001,

BETWEEN:

                  TLC LASER EYE CENTERS INC., a corporation incorporated under the laws of the Province of Ontario

                  (the "Corporation")

                  - and -

                  PAUL FREDERICK, of the City of Burlington, in the Province of Ontario

                  (the "Employee")

RECITAL:

A. The Corporation and the Employee wish to enter into this Agreement to set forth the rights and obligations of each of them as regards the Employee's employment with the Corporation;

                  NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Corporation and the Employee agree as follows:

1.                DEFINITIONS

         1.1.     In this Agreement,

                  1.1.1. "AFFILIATE" has the meaning attributed to such term in the Business Corporations Act (Ontario) as the same may be amended from time to time and any successor legislation thereto;



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                                      -2-


                  1.1.2. "AGREEMENT" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time, and the expressions "hereof', "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement and unless otherwise indicated, references to sections are to sections in this agreement;

                  1.1.3. "BASIC SALARY" and "SALARY" have the respective meanings attributed to such terms in section 5.1;

                  1.1.4. "BENEFITS" has the meaning attributed to such term in section 5.4;

                  1.1.5. "BUSINESS DAY" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario;

                  1.1.6. "CHANGE OF CONTROL" for the purposes of this Agreement, shall be deemed to have occurred when:

                           1.1.6.1. any Person acquires or becomes the beneficial owner of, or a combination of Persons acting jointly and in concert acquires or becomes the beneficial owner of, directly or indirectly, more than 40% of the voting securities of the Corporation, whether through the acquisition of previously issued and outstanding voting securities, or of voting securities that have not been previously issued, or any combination thereof, or any other transaction having a similar effect;

                           1.1.6.2. the Corporation amalgamates with one or more corporations other than a Subsidiary;

                           1.1.6.3. the Corporation sells, leases or otherwise disposes of all or substantially all of its assets and undertaking, whether pursuant to one or more transactions;




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                                      -3-


                           1.1.6.4. any Person not Part of existing management of the Corporation or any Person not controlled by the Corporation or by any Affiliate enters into any arrangement to provide management services to the Corporation which results in either (i) the termination by the Corporation of the employment of any two of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or General Counsel for any reason other than Just Cause; or (ii) the termination by the Corporation for any reason other than Just Cause of the employment of all such senior executive personnel within six months of the date that such arrangement is entered into for any reason other than Just Cause; or

                           1.1.6.5. the Corporation enters into any transaction or arrangement which would have the same or similar effect as the transactions referred to in sections 1.1.6.1, 1.1.6.2, 1.1.6.3 or 1.1.6.4 above,

                  1.1.7. "CONFIDENTIAL INFORMATION" means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business or affairs of the Corporation or any of its Subsidiaries;

                  1.1.8. "DISABILITY" means the mental or physical state of the Employee such that the Employee has been unable as a result of illness, disease, mental or physical disability or similar cause to fulfil his obligations under this Agreement either for any consecutive 6 month period or for any period of 12 months (whether or not consecutive) in any consecutive 24 month period;

                  1.1.9. "EMPLOYMENT PERIOD" has the meaning attributed to such term in section 4;

                  1.1.10. "ESA" means the Employment Standards Act (Ontario) as the same may be amended from time to time and any successor legislation thereto;

                  1.1.11. "GOOD REASON" means:




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                                      -4-


                           1.1.11.1. without the express Written consent of the Employee, any change or series of changes in the responsibilities or status of the Employee with the Corporation, such that immediately after such change or series of changes the responsibilities and status of the Employee, taken as a whole, and taking into account the size and complexity of the business of the Corporation and its Subsidiaries and Affiliates are not at least substantially equivalent to those assigned to him immediately prior to such change or series of changes, except in connection with the termination of the Employee's employment by the Corporation for Just Cause or on death, Disability or Retirement or a voluntary resignation by the Employee other than a resignation for Good Reason;

                           1.1.11.2. a reduction by the Corporation in the Employee's Basic Salary as in effect on the date hereof or as the same may be increased from time to time;

                           1.1.11.3. the taking of any action by the Corporation which would materially adversely affect the Employee's participation in, or materially reduce the Employee's Benefits or bonus remuneration and other similar plans in which the Employee is participating at the date hereof (or such other package of plans as may be implemented after the date hereof providing the Employee with substantially similar benefits), or the taking of any action by the Corporation which would deprive the Employee of any material fringe benefit enjoyed by him at the date hereof;

                           1.1.11.4. the requirement that the Employee be based anywhere other than the Corporation's principal executive offices except for required travel on the Corporation's business to an extent substantially consistent with the Employee's present travel obligations, or in the event the Employee consents to any such relocation, the failure by the Corporation to pay (or reimburse the Employee for) all reasonable moving expenses



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                                      -5-


                           incurred by the Employee or to indemnify the Employee against any excess in (A) the cost of a principal residence in the new location which is comparable to the Employee's principal residence at the time of the relocation, over (B) the amount realized by the Employee upon the sale of his principal residence at the time of the relocation; or

                  any reason which would be considered to amount to constructive dismissal by a court of competent jurisdiction.

                  1.1.12. "JUST CAUSE" means the willful failure of the Employee to properly carry out his duties after notice by the Corporation of the failure to do so and an opportunity for the Employee to correct the same within a reasonable time from the date of receipt of such notice, or theft, fraud, dishonesty or misconduct by the Employee involving the property, business or affairs of the Corporation or its Subsidiaries or the carrying out of the Employee's duties;

                  1.1.13. "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted,

                  1.1.14. "RESTRICTED PERIOD" means, as the case may be, (i) the notice period provided for in section 8; or (ii) one year if the employment of the Employee is terminated pursuant to section 10.2 or 10.3;

                  1.1.15. "RETIREMENT" means Retirement in accordance with the Corporation's retirement policy;

                  1.1.16. "SUBSIDIARIES" has the meaning attributed to such term by the Business Corporations Act (Ontario) as the same may be amended from time to time and any successor legislation thereto;



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                  1.1.17. "YEAR OF EMPLOYMENT" means any 12 month period
                  commencing on FEBRUARY 19, 2001 or on any anniversary of such date, provided that for the purposes of this Agreement, the "First Year of Employment" shall be deemed to commence on February 19, 2001 and to end on February 19, 2002.

2.                EMPLOYMENT OF THE EMPLOYEE


                  The Corporation shall employ the Employee, and the Employee shall serve the Corporation, in the position of Vice-President, Human Resources on the conditions and for the remuneration hereinafter set out. In such position, the Employee shall perform or fulfil such duties and responsibilities as the Corporation may designate from time to time and as are reasonably consistent with the position of Vice-President, Human Resources. The Employee shall report to the President and Chief Operating Officer of the Corporation.

3.                PERFORMANCE OF DUTIES

                  During the Employment Period, the Employee shall faithfully, honestly and diligently serve the Corporation and its Subsidiaries as contemplated above. The Employee shall (except in the case of illness or accident) devote all of his working time and attention to his employment hereunder and shall use his best efforts to promote the interests of the Corporation,

4.                EMPLOYMENT PERIOD

                  The Employee's employment under this Agreement shall, subject to section 8 and section 10, be for an indefinite term. Accordingly, the Corporation shall employ the Employee and the Employee shall serve the Corporation as an employee in accordance with this Agreement for the period beginning on the date hereof and ending on the effective date the employment of the Employee under this Agreement is terminated in accordance with section 8.2 or section 10 (the "Employment Period").


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                                      -7-


5.                REMUNERATION

         5.1. BASIC REMUNERATION. The Corporation shall pay the Employee a gross Salary in respect of each Year of Employment in the Employment Period (before deduction for income taxes and other required deductions, such as C.P.P. and E.I. contributions but excluding the Benefits paid by the Corporation as provided in the TLC Benefit Plan) of $170,000 (the "Basic Salary"), plus a $7,500 annual car allowance and a 5% annual retirement allowance, payable in equal installments on every second Friday in each month during such year, with a pro-rata adjustment in the Basic Salary in the event that such year begins or terminates on a day other than the second Friday in each month, the first payment to be made on March 2, 2001. The Basic Salary shall, in the sole and absolute discretion of the board of directors of the Corporation, be subject to an increase on the basis of an annual review, and the first such review shall occur no later than February 19, 2002. The Basic Salary shall be prorated in respect of the First Year of employment such that the employee shall be entitled and the Corporation shall be required to pay in respect of each such year only that proportion of the Basic Salary that the number of days in the First Year of Employment is to 365.

         5.2. BONUS REMUNERATION. The Executive shall, in respect of each Year of Employment during the Employment Period, receive such bonus remuneration, as outlined in Schedule 5.2.

         5.3. STOCK OPTIONS. The employee shall receive 40,000 stock options granted on his start date subject to the terms of the Corporation's share option plan. The Employee shall, in respect of each Year of Employment during the Employment Period, receive such stock options, if any, as the board of directors of the Corporation, in its sole discretion may, pursuant to the terms of the Corporation's stock option plan, authorize.

         5.4. BENEFITS. The Corporation shall provide to the Employee, in addition to Salary and stock options, if any, the benefits (the "Benefits") described in the TLC Benefit Plan, such Benefits to be provided in accordance with and subject to the terms and conditions of the applicable plan relating thereto in effect from time to time.




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         5.5. PRO-RATA ENTITLEMENT IN THE EVENT OF TERMINATION. If the
         Employee's employment is terminated pursuant to section 8 or section 10 or if the Employee dies during the Employment Period, the Employee shall be entitled to receive in respect of his entitlement to Salary, and the Corporation shall be required to pay in respect thereof, only that proportion of the Salary in respect of the Year of Employment in which the effective date of the termination of employment or the date of death occurs that the number of days elapsed from the commencement of such Year of Employment to the effective date of termination or the date of death is to 365.

6.                EXPENSES

                  Subject to the terms of the Corporation's expense policy, the Corporation shall pay or reimburse the Employee for all travel and out-of-pocket expenses reasonably incurred or paid by the Employee in the performance of his duties and responsibilities upon presentation of expense statements or receipts or such other supporting documentation as the Corporation may reasonably require.

7.                VACATION

                  The Employee shall be entitled during each Year of Employment during the Employment Period to vacation with pay of four weeks. Vacation shall be taken by the Employee at such time as may be acceptable to the Corporation having regard to its operations. Except with the prior written consent of the Chief Executive Officer (i) no more than two weeks of vacation shall be taken consecutively; and (ii) the vacation entitlement earned in a Year of Employment cannot be carried forward to a subsequent Year of Employment. Notwithstanding the foregoing, in the event that the Employee's employment is terminated pursuant to section 8 or section 10, the Employee shall not be entitled to receive any payment in lieu of any vacation to which he was entitled and which had not already been taken by him except to the extent, if any, of the payments in respect of vacation pay required by the Employment Standards Act.




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8.                TERMINATION

         8.1. NOTICE. The Employee's employment may, subject to section 10 and section 11 hereof, be terminated at any time:

                  8.1.1. by the Corporation without prior notice and without further obligations to the Employee for reasons of Just Cause;

                  8.1.2. by the Corporation for any reason other than Just Cause, including the occurrence of Disability, on twelve months prior written notice to the Employee provided that if the Employee is entitled under the ESA to a longer period of notice than that prescribed above, the notice to be given by the Corporation under this section 8.1.2 shall be that minimum period of notice which is required under the ESA and no more; or

                  8.1.3. by the Employee on one month's notice to the Corporation.

          The Employee's employment shall be automatically terminated in the event of his death.

         8.2. EFFECTIVE DATE. The effective date on which the Employee's employment shall be terminated shall be:

                  8.2.1. in the case of termination under section 8.1.1, the day the Employee is deemed, under section 18, to have received notice from the Corporation of such termination;

                  8.2.2. in the case of termination under section 8.1.2 or
                  section 8.1.3, the last day of the minimum period referred to therein; and

                  8.2.3. in the event of the death of the Employee, on the date of his death.

                  Notwithstanding the foregoing, where the Corporation is giving or has given the notice pursuant to section 8.1.2 above, the Corporation shall have the right, at any time prior to the end of the Employment Period and by giving notice to the Employee to that effect (a "Stop




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Work Notice"), to require that the Employee cease to perform his duties and responsibilities and cease attending the Corporation's premises immediately upon the giving of the Stop Work Notice. If a Stop Work Notice is given, the Corporation shall continue to pay the Employee to the end of the Employment Period. For that purpose, in calculating the Employee's entitlement to Salary, bonus, and to Benefits under any fund, plan or arrangement, if any, the Employee shall be considered to have been actively employed by the Corporation to the end of the Employment Period. Notwithstanding the foregoing, if the employment of the Employee is terminated because of the occurrence of Disability, the Employee will, in accordance with the terms of the particular plan, be eligible to continue to receive Benefits.

9.                RIGHTS OF EMPLOYEE ON TERMINATION AND LUMP SUM PAYMENT


                  Where the Employee's employment under this Agreement has been terminated by the Corporation under section 8.1.2, the Employee shall be entitled, upon receipt by the Corporation of appropriate releases, resignations, and other similar documentation, to receive from the Corporation, in addition to accrued but unpaid Salary and bonus remuneration, if any and any entitlement in respect of vacation as contemplated by section 7, a lump sum payment equal to twelve month's Salary and 2.5 percent of his Salary in respect of his entitlement to Benefits, less any amounts payable to the Employee in lieu of notice where a Stop Work Notice has been given pursuant to section 8.1.2 and less any amounts owing by the Employee to the Corporation for any reason. For the purposes of the Employee's entitlement to Benefits, the Employee shall receive an amount equal to 2.5 percent of his Basic Salary for the purpose of obtaining equivalent coverage during the notice period. Notwithstanding the foregoing, if the employment of the Employee is terminated because of the occurrence of Disability, the Employee will, in accordance with the terms of the particular plan, be eligible to continue to receive Benefits.

                  Except as provided above in this section and subject to
section 10 and section 11, where the Employee's employment has been terminated by the Employee or by the Corporation for any reason, the Employee shall not be entitled, except to the extent required under any mandatory employment standard under the ESA, to receive any payment as severance pay, in





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                                      -11-


lieu of notice, or as damages. Except as to any entitlement as provided above and subject to section 10 and section 12, the Employee hereby waives any claims that the Employee may have against the Corporation for or in respect of severance pay, or on account of loss of office or employment or notice in lieu thereof or damages in lieu thereof (other than rights to accrued but unpaid Salary and vacation pay and to reimbursement for expenses pursuant to section
6). The payments to the Employee where the Corporation has given notice pursuant to section 8.1.2 above, whether or not a Stop Work Notice is given, shall be deemed to include and to satisfy entitlement to severance pay pursuant to the ESA to the extent of such payments.

10.               CHANGE OF CONTROL

         10.1. TERMINATION OF EMPLOYMENT BY THE CORPORATION FOR JUST CAUSE. Following a Change of Control, the Corporation may terminate the Employee's employment at any time without notice or further obligations to the Employee under this Agreement for reasons of Just Cause. For greater certainty, following a Change of Control the Employee shall not be deemed to have been terminated for Just Cause unless and until there has been delivered to the Employee a copy of a resolution duty adopted by the affirmative vote of not less than three-quarters of the entire membership of the board of directors of the Corporation (excluding the Employee if the Employee is at the time a director of the Corporation) at a meeting of the board called and held for the purpose (after reasonable notice to the Employee), finding that in the good faith opinion of the Board the Employee's conduct constituted Just Cause and specifying the particulars thereof. The date on which such resolution is given to the Employee shall be the effective date of any termination pursuant to this section 10.1.


         10.2. TERMINATION BY THE EMPLOYEE WITHOUT GOOD REASON Notwithstanding the provisions of section 8 hereof, if at any time within six months following a Change of Control the Employment of the Employee is voluntarily terminated by the Employee for any reason other than (i) Good Reason, Disability, death, or Retirement; or (ii) by the Corporation for Just Cause, the Employee shall be entitled to an amount equal to his annual Salary (less any required statutory deductions and withholdings).




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         10.3. TERMINATION OF EMPLOYMENT WITHOUT JUST CAUSE OR FOR GOOD REASON.
         Notwithstanding the provisions of section 8 and section 10.2 hereof, if at any time within 24 months following a Change of Control, the Employee's employment is terminated, (i) by the Corporation other than for Just Cause; or (ii) by the Employee in response to a Good Reason, the following provisions shall apply:


                  10.3.1. the Employee shall be entitled to receive, and the Corporation shall pay to the Employee immediately following termination, a cash amount equal to one times the Employee's Basic Salary less any required statutory deductions;

                  10.3.2. the Employee shall be entitled to receive, and the Corporation shall pay to the Employee, immediately following termination, a cash amount equal to five percent of his annual Salary in lieu of continued benefit coverage; and

                  10.3.3. if at the date of termination of the Employee's employment, the Employee holds options for the purchase of shares under a share option plan, all options so held shall, notwithstanding the terms of the Corporation's share option plan, (i) immediately vest to the extent they have not already vested at such date; and (ii) (A) continue to be held on the same terms and conditions as if the Employee continued to be employed by the Corporation or (B) if the Employee so elects in writing within 90 days after the date of termination, be purchased by the Corporation at a cash purchase price equal to the amount by which the aggregate "fair market value" of the shares subject to such options exceeds the aggregate option price for such shares, provided that for this purpose, "fair market value" means the higher of (i) the average of the closing prices for the shares of the same class of the Corporation on the principal securities exchange (in terms of volume of trading) on which such shares are listed at the time of termination for each of the last 10 days prior to such time on which such shares traded on such securities exchange, and
                  (ii) if the Change of Control involved the purchase and sale of such shares, the average value of the cash consideration paid to the shareholders of the




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                                      -13-


                  Corporation in connection with the transactions resulting in the Change of Control.

For purposes of this Agreement, the Employee's employment shall be deemed to have been terminated following a Change of Control by the Corporation without Just Cause or by the Executive with Good Reason, if (i) the Employee's employment is terminated by the Corporation without Just Cause prior to a Change of Control and such termination was at the request or direction of a Person who has entered into an agreement with the Corporation or any shareholder of the Corporation the consummation of which would constitute a Change of Control; (ii) the Employee terminates his employment with Good Reason prior to a Change of Control and the circumstance or event which constitutes Good Reason occurs at the request or direction of a Person who has entered into an agreement with the Corporation or any shareholder of the Corporation the consummation of which would constitute a Change of Control; or (iii) the Employee's employment is terminated by the Corporation without Just Cause prior to a Change of Control and the Employee reasonably demonstrates that such termination is otherwise in connection with or in anticipation of a Change of Control which actually occurs.

For greater certainty, this section 10.3 does not apply in the event of the termination of the employment of the Employee as a result of death, Disability or Retirement or by the Corporation for Just Cause or, subject to section 10.2 by the Employee without Good Reason. If the Employee or the Corporation intends to terminate the Employee's employment as contemplated in this section 10, the party having such intention shall in accordance with the provisions of section 18 hereof give the other notice thereof.

11.               RIGHTS AFTER THREE YEARS EMPLOYMENT

                  Notwithstanding the provisions of sections 8, 9 and 10 hereof, if this Agreement is terminated at any time following February 19, 2004, the Employee shall be entitled:

         11.1. in the case of termination pursuant to section 8.1.2, to twelve months plus one month for each full Year of Employment worked following the third anniversary Year of





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                                      -14-


         Employment to a maximum of six months prior written notice and the effective date of termination shall be the last day of such notice period;

         11.2. with respect to the Employee's right to elect a lump sum payment pursuant to section 9, to receive an amount equal to one year's Basic Salary plus one month's Basic Salary for each full Year of Employment worked following the third anniversary Year of Employment to a maximum of six months' Basic Salary and five percent of annual Salary in lieu of continued benefit coverage (less any amounts payable to the Employee in lieu of notice where a Stop Work Notice has been given pursuant to section 8.2 and less any amounts owing by the Employee to the Corporation for any reason). For greater certainty, if the employment of the Employee is terminated because of the occurrence of Disability, the Employee will, in accordance with the particular plan, fund or arrangement be eligible to continue to receive Benefits; and

         11.3. if the Employee's employment is terminated without Just Cause or for Good Reason following a Change of Control, the employee shall be entitled to receive (i) a cash amount equal to two times Basic Salary (less any required statutory deductions); and (ii) the Employee shall be entitled to receive a cash amount equal to ten percent of the Employee's Basic Salary in lieu of continued benefit coverage.


12.               NO OBLIGATION TO MITIGATE

                  The Employee shall not be required to mitigate the amount of any payment or Benefits provided for in this Agreement by seeking other employment or otherwise, nor (except as specifically provided herein), shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Employee as a result of employment by another employer after termination or otherwise.

13.               NON-COMPETITION

                  The Employee shall not, either during the Employment Period or for the greater of the Restricted Period and for a period of one year following the end of the Employment Period, within Canada or the United States of America, directly or indirectly, in any manner whatsoever





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                                      -15-


including, without limitation, either individually, or in partnership, jointly or in conjunction with any other Person, or as employee, principal, agent, director or shareholder:

                  (i)      be engaged in any undertaking;

                  (ii) have any financial or other interest (including an interest by way of royalty or other compensation arrangements) in or in respect of the business of any Person which carries on a business; or

                  (iii) advise, lend money to, guarantee the debts or obligations of or permit the use of the Employee's name or any parts thereof by any Person which carries on a business;

which is the same as or substantially similar to or which competes with or would compete with the refractive laser corrective surgery business carried on during the Employment Period or at the end thereof, as the case may be., by the Corporation or any of its Subsidiaries.

                  Notwithstanding the foregoing, nothing herein shall prevent the Employee from owning not more than 5% of the issued shares of a corporation, the shares of which are listed on a recognized stock exchange or traded in the over the counter market in Canada or the United States, which carries on a business which is the same as or substantially similar to or which competes with or would compete with the business of the Corporation or any of its Subsidiaries.

14.               NO SOLICITATION OF PATIENTS

                  The Employee shall not, either during the Employment Period or the greater of the Restricted Period or a period of one year following the end of the Employment Period, directly or indirectly, contact or solicit any designated patients of the Corporation or any of its Subsidiaries for the purpose of selling to the designated patients any products or services which are the same as or substantially similar to, or in any way competitive with, the refractive laser corrective surgery products or services sold by the Corporation or any of its Subsidiaries during the Employment Period or at the end thereof, as the case may be. For the purpose of this section,




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                                      -16-


a designated patient means a Person who was a patient of the Corporation or of any of its Subsidiaries during some part of the Employment Period.

15.               NO SOLICITATION OF EMPLOYEES

                  The Employee shall not, either during the Employment Period or the Restricted Period and for a period of one year following the Restricted Period, directly or indirectly, employ or retain as an independent contractor any employee of the Corporation or any of its Subsidiaries or induce or solicit, or attempt to induce, any such person to leave his/her employment.

16.               CONFIDENTIALITY

                  The Employee shall not, either during the Employment Period or at any time thereafter, directly or indirectly, use or disclose to any Person any Confidential Information provided, however, that nothing in this section shall preclude the Employee from disclosing or using Confidential Information if:

         16.1. the Confidential Information is available to the public or in the public domain at the time of such disclosure or use, without breach of this Agreement; or

         16.2. disclosure of the Confidential Information is required to be made by any law, regulation, governmental body, or authority or by court order.

The Employee acknowledges and agrees that the obligations under this section are to remain in effect in perpetuity and shall exist and continue in full force and effect notwithstanding any breach or repudiation, or alleged breach or repudiation, by the Corporation of this Agreement.

17.               REMEDIES

                  The Employee acknowledges that a breach or threatened breach by the Employee of the provisions of any of sections 13 to 16 inclusive will result in the Corporation and its shareholders suffering irreparable harm which is not capable of being calculated and which cannot be fully or adequately compensated by the recovery of damages alone. Accordingly, the Employee agrees that the Corporation shall be entitled to interim and permanent injunctive relief,




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                                      -17-


specific performance and other equitable remedies, in addition to ally other relief to which tile Corporation may become entitled.

18.               NOTICES

                  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided, except that any notice of termination by the Corporation under section 8 or section 10 shall be hand-delivered or given by registered mail. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if mailed by registered mail, shall be deemed to have been received on the day such mail is delivered by the post office, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

         a)       if to the Employee:

         PAUL FREDERICK
         3295 GOLDEN EAGLE DRIVE
         BURLINGTON, ONTARIO
         L7M 2R7

         b)       if to the Corporation:

         TLC Laser Eye Centers Inc.
         5280 Solar Drive
         Suite 300
         Mississauga, Ontario
         L4W 5M8

         Attention:          President and Chief Operating Officer
         Telecopier number:  (905) 602-8081

19.               HEADINGS

                  The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

20.               INVALIDITY OF PROVISIONS

                  Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

21.               ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes and replaces all prior agreements, if any, written or oral, with respect to the Employee's employment by the Corporation and any rights which the Employee may have by reason of any such prior agreement or by reason of the Employee's prior employment, if any, by the Corporation. There are no warranties, representations or agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth or referred to in this Agreement. No reliance is placed on any representation, opinion, advice or assertion of fact made by the Corporation or its directors, officers and agents to the Employee, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent aforesaid.

22.               WAIVER, AMENDMENT

                  Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

23.               CURRENCY

                  All amounts in this Agreement are stated and shall be paid in Canadian currency.

24.               EMPLOYERS AND EMPLOYEES ACT NOT TO APPLY

                  The Corporation and the Employee agree that section 2 of the Employers and Employees Act (Ontario) shall not apply to or in respect of this Agreement or the employment of the Employee hereunder.

25.               GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

26.               COUNTERPARTS

                  This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

27.               ACKNOWLEDGEMENT

                  The Employee acknowledges that:

         27.1. the Employee has had sufficient time to review and consider this Agreement thoroughly;

         27.2. the Employee has read and understands the terms of this Agreement and the Employee's obligations hereunder; and

         27.3. the Employee has been given an opportunity to obtain independent legal advice, or such other advice as the Employee may desire, concerning the interpretation and effect of this Agreement; and

         27.4. this Agreement is entered into voluntarily and without any pressure and the Employee's continued employment has not been made conditional upon execution of this Agreement by the Employee.



                  IN WITNESS WHEREOF the parties have executed this Agreement.


                                    TLC Laser Eye Centers Inc.



                                    By: /s/ TOM O'HARE               2/27/01
                                       -------------------------------------
                                         Tom O'Hare
                                         President and Chief Operating Officer

Witness
                                    )
                                    )
                                    )
                                    )
                                    )
                                    )
/s/ [ILLEGIBLE]                     )   /s/ PAUL FREDERICK         2/28/2001
--------------------------------    )  -------------------------------------
                                    )    Paul Frederick

                                  SCHEDULE 5.2

                               BONUS REMUNERATION



In respect of each Year of Employment during the Employment Period, the Employee shall be entitled to receive a maximum of fifty (50%) percent of his salary as bonus remuneration based upon performance criteria agreed upon by the President and Chief Operating Officer.